EXHIBIT 5.1

                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
                  MIAMI (305) 789-3200o BROWARD (954) 463-5440
                               FAX (305) 789-3395
                              WWW.STEARNSWEAVER.COM

 E. RICHARD ALHADEFF           LISHA D. HOGUE              PATRICIA A. REDMOND                        OWEN S. FREED
 LOUISE JACOWITZ ALLEN         ALICE R. HUNEYCUTT          ELIZABETH G. RICE                          SENIOR COUNSEL
 STUART D. AMES                RICHARD B. JACKSON          GLENN M. RISSMAN
 ALEXANDER ANGUEIRA            THEODORE A. JEWELL          KEITH E. ROUNSAVILLE                       DAVID M. SMITH
 LAWRENCE J. BAILIN            SHARON LEE JOHNSON          STEVEN D. RUBIN                         LAND USE CONSULTANT
 ANA T. BARNETT                MICHAEL I. KEYES            MIMI L. SALL
 PATRICK A. BARRY              ROBERT T. KOFMAN            NICOLE S. SAYFIE
 SHAWN BAYNE                   CHAD K. LANG                RICHARD E. SCHATZ                           TAMPA OFFICE
 SUSAN FLEMING BENNETT         FRANK J. LOPEZ              DAVID M. SEIFER                              SUITE 2200
 LISA K. BERG                  TERRY M. LOVELL             JOSE G. SEPULVEDA                    SUNTRUST FINANCIAL CENTRE
 MARK J. BERNET                JOY SPILLIS LUNDEEN         JAY B. SHAPIRO                        401 EAST JACKSON STREET
 HANS C. BEYER                 GEOFFREY MacDONALD          MARTIN S. SIMKOVIC                      TAMPA, FLORIDA 33602
 RICHARD I. BLINDERMAN         MONA E. MARKUS              CURTIS H. SITTERSON                          ----------
 MATTHEW W. BUTTRICK           BRIAN J. McDONOUGH          MARK D. SOLOV                              (813) 223-4800
 JENNIFER  STEARNS BUTTRICK    ANTONIO R. MENENDEZ         EUGENE E. STEARNS
 PETER L. DESIDERIO            FRANCISCO J. MENENDEZ       THOMAS T. STEELE
 MARK P. DIKEMAN               ALISON W. MILLER            BRADFORD SWING                         FORT LAUDERDALE OFFICE
 DREW M. DILLWORTH             VICKI LYNN MONROE           SUSAN J. TOEPFER                             SUITE 1900
 SHARON QUINN DIXON            HAROLD D. MOOREFIELD, JR.   ANNETTE TORRES                       200 EAST BROWARD BOULEVARD
 ALAN H. FEIN                  JIMMY L. MORALES            DENNIS R. TURNER                   FORT LAUDERDALE, FLORIDA 33301
 ANGELO M. FILIPPI             JOHN N. MURATIDES           RONALD L. WEAVER                              -----------
 ELISE FRIEDBAUER              JOHN K. OLSON               ROBERT I. WEISSLER                         (954) 462-9500
 ROBERT E. GALLAGHER, JR.      JEFFREY A. NORMAN           PATRICIA G. WELLES
 CHAVA E. GENET                KARA E. PLUNKETT            MARTIN B. WOODS
 LATASHA A. GETHERS            DAVID C. POLLACK
 PATRICIA K. GREEN             DARRIN J. QUAM
 JOSEPH K. HALL                JOHN M. RAWICZ

                                                              June 9, 2000

Jose Sariego, Esq.
Senior Vice President - General Counsel
MasTec, Inc.
3155 N.W. 77th Avenue
Miami, Florida 33122-1205

                  Re:      MasTec, Inc.
                           Registration Statement on Form S-8
                           ----------------------------------

Dear Mr. Sariego:

         As counsel to MasTec, Inc., a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the Corporation's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,000,000 shares of the Corporation's common stock, par value $.10 per share (the "Common Stock"), issuable by the Corporation pursuant to the Corporation's 1994 Incentive Stock Option Plan (the "Plan").

         In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Common Stock by the Corporation under the Plan, against payment of adequate consideration therefor to the Corporation in accordance with the terms of the Plan, the Common Stock will be validly issued, fully paid and non-assessable.

         This opinion is intended solely for the Corporation's use in connection with the registration of the Common Stock and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur.

         We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                                STEARNS WEAVER MILLER WEISSLER
                                ALHADEFF & SITTERSON, P.A.